EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) and related Prospectus of Sykes Enterprises, Incorporated (Sykes) for the registration of 1,000,000 shares of its common stock of our report dated March 5, 1999, with respect to the consolidated financial statements of Sykes incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1998, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                      Ernst & Young LLP
Tampa, Florida
June 25, 1999